EVOLVE ONE INC.
                        4274 INDEPENDENCE CT.
                         SARASOTA FL., 34242


          UNANIMOUS WRITTEN CONSENT IN LIEU OF A BOARD OF
DIRECTORS MEETING OF EVOLVE ONE INC.


     The undersigned being all members of the board of directors of EVOLVE ONE INC., a Delaware corp.,(The "corporation"), hereby adopt the following resolution and the corporate action contemplated thereby, in lieu of a meeting. Pursuant to Delaware General Corporation Act.

            Resolved that the contract between the Corporation and Diversifax call for a certain amount of stock to be delivered to Diversifax for it's management of the Corporations business on E-bay, and that contract signed on March 15th 2005, which has recently been mutually canceled.
Now, we therefore direct the Corporation to provide Diversifax with an additional 3,273,875 shares of the Corporations stock.

          Whereof, the undersigned as the board of directors of the Corporation have executed this written consent in Lieu of Meeting effective the 17th day of January 2006.




                                        Irwin A. Horowitz


                                        Robert Sands


                                        Lonnie Sciambi